EXHIBIT 99.1

Lumera Corporation To Hold Conference Call To Discuss Q3 2007 Results
BOTHELL, Wash.--(BUSINESS WIRE)--Oct. 24, 2007--Lumera Corporation (NASDAQ:LMRA), a leader in photonic communications, will hold its quarterly conference call to discuss third quarter results on November 1, 2007 at 4:30 PM Eastern Daylight Time (1:30 PM Pacific Daylight Time).
Details to access the conference call and the live audio web cast are as follows:
Conference call

(Please call approximately ten minutes prior to the scheduled start of the call)

Toll-free: 800-798-2796
International callers: 617-614-6204
Pass code: 72583469

Live Audio web cast: www.Lumera.com
Replay and archive information:

(Telephone replay available until 11/08/2007 6:30 PM)
Toll-free: 888-286-8010
International callers: 617-801-6888
Pass code: 21506583
Web cast will be archived on the Company's website at www.Lumera.com

About Lumera
Lumera is a leader in photonic communications. The company designs electro-optic components based on proprietary polymer compounds for the telecommunications and computing industries. Through its wholly owned subsidiary, Plexera Bioscience LLC, the company is also in the bioscience industry. Plexera is focused on providing the life sciences market with tools, content, and methods to simplify and accelerate proteomic discovery for therapeutic antibodies as well as predictive biomarkers. For more information, please visit www.lumera.com.

CONTACT: Lumera Corporation
Helene F. Jaillet (Investor Relations), 425-398-6546
or
The Summit Group Communications
Todd Wolfenbarger (Media), 801-595-1155
or
http://www.lumera.com